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                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 15, 1994 (which include an explanatory paragraph regarding the Company's change in method of accounting for income taxes in 1993, the Company's change in method of accounting for the cost of postretirement health care and life insurance benefits in 1992 and the Company's change in method of accounting for the cost of crude oil and refined product inventories at Suncor Inc., the Company's Canadian subsidiary, in 1991) on our audits of the consolidated financial statements and financial statement schedules of Sun Company, Inc. and subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which reports are included or incorporated by reference in the Sun Company, Inc. Annual Report on Form 10-K, as amended for the year ended December 31, 1993.

     We also consent to the references to our firm set forth under the caption "Experts" in this Registration Statement.



                                           COOPERS & LYBRAND

2400 Eleven Penn Center
Philadelphia, PA  19103
May 19, 1994